Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-282383) of BKV Corporation of our report dated March 6, 2026 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 6, 2026